Exhibit 99.1

Red Robin Announces Agreements to Acquire 32 Franchised Restaurants

in the United States and Canada

GREENWOOD VILLAGE, Colo., April 30, 2014 — Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB), a casual dining restaurant chain focused on serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today announced it has signed purchase agreements to acquire 32 Red Robin® franchised restaurants in the United States and Canada, for approximately $40 million. The acquisition is expected to close late summer 2014 pending completion of certain closing conditions.

“We are excited for the opportunity to acquire a group of established Red Robin restaurants and welcome the over 2,500 team members who have been instrumental to their success in these markets,” said Steve Carley, Red Robin Gourmet Burgers, Inc. chief executive officer.

The 14 U.S. restaurants, currently owned by Mach Robin, LLC, are located in Illinois, Idaho, Nevada, New Mexico and Utah. The 18 Canadian restaurants, currently owned by Mach Robin, LLC’s Canadian affiliate, are located in the provinces of British Columbia and Alberta, where Red Robin franchises have been operating since 1985. The current owners are subsidiaries of 5B Investments, Inc. The Company plans to maintain the corporate office in Vancouver. The acquired restaurants are expected to generate combined annual revenues of approximately $88 million.

All of the Red Robin restaurants being acquired will remain open for business during the transition, continuing to bring loyal Guests the craveable burgers and signature beverages they have come to expect from Red Robin.

Management will discuss the transaction in further detail on the first quarter 2014 earnings conference call, which will be held on May 20, 2014.

About Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB):

Red Robin Gourmet Burgers, Inc. (www.redrobin.com), a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., is the Gourmet Burger Authority™, famous for serving more than two dozen craveable, high-quality burgers with Bottomless Steak Fries® in a fun environment welcoming to guests of all ages.  In addition to its many burger offerings, Red Robin serves a wide variety of salads, soups, appetizers, entrees, desserts and signature Mad Mixology® Beverages. Red Robin offers a variety of options behind the bar, including its extensive selection of local and regional beers, and innovative adult beer shakes and cocktails, recently earning the restaurant the 2014 VIBE Vista Award for Best Beer Program in a Multi-Unit Chain Restaurant. There are 500 Red Robin restaurants across the United States and Canada, including those operating under franchise agreements. Red Robin… YUMMM®! Connect with Red Robin on Facebook and Twitter.

About 5B Investments, Inc:

5B Investments, Inc (www.5binvestments.com), founded in 1989, is a privately held corporation holding interests in commercial, industrial, residential, self-storage, and restaurant projects throughout the U.S and Canada exceeding revenues of $100 million.

Forward-Looking Statements:

Forward-looking statements in this press release regarding our expectations, plans, anticipated benefits and annual revenues related to the acquisition, timing of closing, intent to maintain the Canadian office location, and all other statements that are not historical facts, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. We undertake no obligation to update such statements to reflect events or circumstances arising after such date, and we caution investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: delays associated with or failure to obtain governmental and third-party consents; our ability to integrate the acquired restaurants and operate them as expected; our ability to successfully integrate personnel at the acquired restaurants; effectiveness of our management strategies and decisions; changes in availability of capital or credit facility borrowings; ability of the acquired restaurants to meet certain earnings targets; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.

For media relations questions contact:

Maria Frank, Coyne PR

(310) 395-6110

For investor relations questions contact:

Stuart Brown, Chief Financial Officer

(303) 846-6000

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